Exhibit 99.1

MoneyGram International Reports Fourth Quarter and Full-Year 2021 Results

MGO cross-border transactions grew 36% year-over-year with active cross-border customer growth increasing 28% year-over-year in the fourth quarter

Digital revenue reached a record of $277 million for 2021 fueled by the continued strength of MGO

Digital transactions represented 35% of money transfer transactions at the end of the fourth quarter

DALLAS, TX (February 25, 2022) -- MoneyGram International, Inc. (NASDAQ: MGI) today reported financial results for its fourth quarter ended December 31, 2021.
Fourth Quarter Business Highlights

“Our strong fourth quarter results represent a great finish to a remarkable year. Results were driven by the continued execution of our digital-first strategy, a record-breaking holiday season for our digital business, and resilience of our retail partners in many markets,” said Alex Holmes MoneyGram Chairman and CEO. “2021 was a record year for the company as we achieved a number of strategic milestones, including significantly improving our capital structure, launching new product capabilities and innovative partnerships, and growing the digital business to an impressive $300 million run-rate exiting 2021. Above all, we continued to play an important role in connecting the world's communities by serving over 47 million people this past year.”

Money Transfer highlights for the quarter include the following:
•Total Money Transfer revenue was $301.9 million, an increase of 1% on a reported basis, or 2% increase on a constant currency basis, and grew 6% compared to the fourth quarter of 2019
◦Total Money Transfer transactions grew 5% compared to the prior year and increased 16% compared to the fourth quarter of 2019
◦Total Money Transfer transactions and volume hit record highs for the fourth quarter of 2021 and new records for full-year 2021
•MGO continued its strong financial performance in the fourth quarter, a record quarter for revenue, transactions and volume
◦Total MGO Money Transfer revenue increased to $50.1 million representing 31% year-over-year growth
◦Year-over-year, MGO cross-border online revenue continued to grow at an accelerated pace increasing 36% with transactions growing 36%
◦Active cross-border customer growth continued its strong momentum increasing 28% year-over-year
◦In six countries, MGO transactions now represent over 50% of their respective country's total money transfer transactions

•Total digital, which includes MGO, digital partners and digital receives, continued its robust performance reporting year-over-year transaction growth of 29% in the fourth quarter
◦Digital revenue reached an all-time high of $77 million for the fourth quarter with an impressive 32% year-over-year revenue growth rate
◦Digital partnership transactions delivered a solid 21% year-over-year growth rate
◦Transactions received into accounts, cards and mobile wallets increased 48% year-over-year
•Digital transactions accounted for 35% of all money transfer transactions at the end of the fourth quarter

Fourth Quarter Financial Results, Year-Over-Year
•Total revenue of $324.6 million was a slight increase on a reported basis or an increase of 1% on a constant currency basis
◦Money transfer revenue was $301.9 million, an increase of 1%, or 2% on a constant currency basis, driven by 5% transaction growth
◦Investment revenue was $1.9 million for the quarter representing a decline of $0.7 million due to lower prevailing interest rates
•Gross Profit was $154.0 million an increase of $1.9 million driven by the continued shift in mix to higher margin MGO business
•Total operating expenses were $137.4 million, an increase of $16.6 million or 14% including:
◦Transaction and Operations Support expenses increased $28.3 million which was driven by:
▪The absence of the $8.5 million Ripple net benefit generated in the fourth quarter of 2020
▪A $13.8 million increase in legal reserves
◦Compensation and Benefits was $52.8 million, a decrease of $8.1 million as the Company began recognizing the full benefits from its restructuring in 2021
•Operating Income was $16.6 million, a decrease of $14.7 million driven by the absence of $8.5 million of Ripple net benefit and a $13.8 million increase in legal reserves
•Net Income of $4.2 million driven by an $11.2 million reduction in interest expense due to the Company's debt refinancing in the third quarter offset by the $13.8 million increase in legal reserves
•Diluted earnings per share was $0.04
•Diluted adjusted earnings per share was $0.22
•Adjusted EBITDA decreased 6% to $61.0 million, or 4% on a constant currency basis
◦Adjusted EBITDA, excluding the $8.5 million in Ripple incentives in the fourth quarter of 2020, was 9% higher year-over-year
•Adjusted Free Cash Flow was $30.8 million, an increase of $11.5 million driven by a $14.7 million reduction in cash interest expense and a $3.9 million decrease in agent cash sign-on bonus payments

Full-Year Financial Results, Year-Over-Year
•Total revenue of $1,283.6 million was an increase of 5% on a reported basis or an increase of 4% on a constant currency basis
◦Money transfer revenue was $1,188.3 million, an increase of 8%, or 6% on a constant currency basis, driven by 10% transaction growth
◦Investment revenue was $7.8 million for the year representing a decline of $12.2 million due to lower prevailing interest rates
•Gross Profit was $599.5 million an increase of $35.3 million driven by the continued shift in mix to higher margin MGO business
•Total operating expenses were $525.8 million, an increase of $64.6 million or 14% including:
◦Transaction and Operations Support expenses increased $67.5 million or 60% which was driven by:
▪The absence of the $38.3 million Ripple net benefit generated in 2020
▪The absence of the $6.3 million foreign exchange gain generated in the third quarter of 2020
▪A $13.8 million increase in legal reserves
◦Compensation and Benefits was $227.8 million, an increase of $4.0 million driven by the 2021 Organizational Realignment that resulted in $9.4 million of restructuring expenses
•Operating Income was $73.7 million, a decrease of $29.3 million driven by the factors described above
•Net loss of $37.9 million was partly due to a non-recurring $44.1 million debt extinguishment expense related to the Company's debt refinancing completed in the third quarter of 2021 and $13.8 million increase in legal reserves
•Diluted loss per share was $0.42
•Diluted adjusted earnings per share was $0.34
•Adjusted EBITDA decreased 8% to $222.2 million, or 12% on a constant currency basis
◦Adjusted EBITDA, excluding the $38.3 million in Ripple incentives, was 10% higher year-over-year

Holmes concluded, “Our disciplined focus on customer acquisition, cross-border payments innovation, and customer experience enhancements are reflected in the results and remain fundamental to our growth strategy in the exciting year ahead.”

Balance Sheet and Liquidity
•Cash and cash equivalents were $155.2 million as of December 31, 2021, compared to $196.1 million as of December 31, 2020
•Fourth quarter interest expense was $11.7 million, a decrease of $11.2 million or a decline of 49% compared to the fourth quarter of 2020 due to the Company's third quarter debt refinancing
•Capital expenditures were $10.0 million, a decrease of $0.2 million compared to the fourth quarter of 2020

Recent Updates

As recently announced, MoneyGram entered into a definitive agreement under which funds affiliated with Madison Dearborn Partners will acquire all outstanding shares of MoneyGram for $11.00 per share in an all-cash transaction valued at approximately $1.8 billion.

The transaction is expected to close in the fourth quarter of 2022, subject to customary closing conditions, including approval by MoneyGram shareholders and receipt of regulatory approvals, including required approvals in various jurisdictions related to money transmitter licenses.

About MoneyGram International, Inc.
MoneyGram International, Inc. (NASDAQ: MGI), a global leader in the evolution of digital P2P payments, delivers innovative financial solutions to connect the world's communities. With a purpose-driven strategy to mobilize the movement of money, a strong culture of fintech innovation, and leading customer-centric capabilities, MoneyGram has grown to serve over 150 million people in the last five years. The Company leverages its modern, mobile, and API-driven platform and collaborates with the world's top brands to serve consumers through its direct-to-consumer digital channel, global retail network, and embedded finance business for enterprise customers. MoneyGram is also a leader in pioneering cross-border payment innovation and blockchain-enabled settlement. For more information, please visit ir.moneygram.com, follow @MoneyGram on social media, and explore the website and mobile app through moneygram.com.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram's current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as "may," "might," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "forecast," "outlook," "continue," "currently," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company's projected results of operations and specific factors expected to impact the Company's results of operations. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond MoneyGram's control, which could cause actual results to differ materially from the results expressed or implied by the statements.
These risks and uncertainties include, but are not limited to:
•the impact of the COVID-19 pandemic or future pandemics on our business, including the potential work stoppages, lockdowns, shelter-in-place, or restricted movement guidelines, service delays and lower consumer and commercial activity;
•our ability to compete effectively;
•our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including with our largest agent, Walmart, through its introduction of additional competing white label money transfer products or otherwise;
•our ability to continue to grow our Digital Channel, including through our direct-to-consumer digital business, MoneyGram Online;
•a security or privacy breach in systems, networks or databases on which we rely;
•current and proposed regulations addressing consumer privacy and data use and security;
•our ability to manage fraud risks from consumers or agents;
•the ability of us and our agents to comply with U.S. and international laws and regulations;
•litigation and regulatory proceedings involving us or our agents and other commercial relationships, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, termination of contracts, other administrative actions or lawsuits and negative publicity;
•disruptions to our computer systems and data centers and our ability to effectively operate and adapt our technology;
•the ability of us and our agents to maintain adequate banking relationships;
•our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;
•our high degree of leverage and substantial debt service obligations, significant debt covenant requirements and our ability to comply with such requirements;
•our below investment-grade credit rating;
•our ability to maintain sufficient capital;
•weakness in economic conditions, in both the U.S. and global markets;

•the financial health of certain European countries or the secession of a country from the European Union;
•a significant change, material slow down or complete disruption of international migration patterns;
•our ability to manage risks associated with our international sales and operations, including exchange rates among currencies;
•our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, that may be subject to certain OFAC restrictions;
•major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;
•changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events;
•our ability to manage credit risks from our agents and official check financial institution customers;
•our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;
•our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;
•any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;
•our capital structure;
•risks relating to the proposed Merger (as defined in the form 8-K filed on February 15, 2022), including the possibility that the consummation of the Merger could be delayed or not completed, and the effect of announcement or pendency of the Merger on our business; and
•the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public period reports filed with the U.S. Securities and Exchange Commission (the SEC), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly reports on Form 10-Q.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram's SEC filings. MoneyGram's SEC filings may be obtained by contacting MoneyGram, through MoneyGram's web site at ir.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.
###

Non-GAAP Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States (GAAP), this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), diluted adjusted income (loss) per share and adjusted net income. In addition, we present gross profit for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs; compliance enhancement program costs; direct monitor costs; legal and contingent matter costs; restructuring and reorganization costs; currency changes; and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, diluted adjusted income (loss) per share and adjusted net income (loss) figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Four	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - Adjusted Net Income and Adjusted Diluted EPS
Table Five	-	Condensed Consolidated Balance Sheets
Table Six	-	Condensed Consolidated Statements of Cash Flows

CONTACTS
Investor Relations:	Media Relations:
214-979-1400	Stephen Reiff
InvestorRelations@moneygram.com	media@moneygram.com

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended December 31,		2021 vs	Year Ended December 31,		2021 vs
	2021	2020	2020	2021	2020	2020
REVENUE
Fee and other revenue	$322.7	$320.7	$2.0	$1,275.8	$1,197.2	$78.6
Investment revenue	1.9	2.6	(0.7)	7.8	20.0	(12.2)
Total revenue	324.6	323.3	1.3	1,283.6	1,217.2	66.4

Total revenue change, as reported	—%	—%		5%	(5)%
Total revenue change, constant currency	1%	(2)%		4%	(6)%

COST OF REVENUE
Commissions and other fee expense	156.9	157.7	(0.8)	622.7	603.6	19.1
Investment commissions expense	0.2	0.2	—	0.9	3.6	(2.7)
Direct transaction expense	13.5	13.3	0.2	60.5	45.8	14.7
Total cost of revenue	170.6	171.2	(0.6)	684.1	653.0	31.1
GROSS PROFIT	154.0	152.1	1.9	599.5	564.2	35.3
OPERATING EXPENSES
Compensation and benefits	52.8	60.9	(8.1)	227.8	223.8	4.0
Transaction and operations support (1)	56.3	28.0	28.3	179.1	111.6	67.5
Occupancy, equipment and supplies	14.8	16.7	(1.9)	61.9	61.4	0.5
Depreciation and amortization	13.5	15.2	(1.7)	57.0	64.4	(7.4)
Total operating expenses	137.4	120.8	16.6	525.8	461.2	64.6
OPERATING INCOME	16.6	31.3	(14.7)	73.7	103.0	(29.3)
Other expenses
Interest expense	11.7	22.9	(11.2)	69.5	92.4	(22.9)
Loss on early extinguishment of debt	0.2	—	0.2	44.1	—	44.1
Other non-operating expense	0.9	1.1	(0.2)	3.7	4.5	(0.8)
Total other expenses	12.8	24.0	(11.2)	117.3	96.9	20.4
Income (loss) before income taxes	3.8	7.3	(3.5)	(43.6)	6.1	(49.7)
Income tax (benefit) expense	(0.4)	—	(0.4)	(5.7)	14.0	(19.7)
NET INCOME (LOSS)	$4.2	$7.3	$(3.1)	$(37.9)	$(7.9)	$(30.0)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.04	$0.09	$(0.05)	$(0.42)	$(0.10)	$(0.32)
Diluted	$0.04	$0.08	$(0.04)	$(0.42)	$(0.10)	$(0.32)

Weighted-average outstanding common shares and equivalents used in computing (loss) earnings per share
Basic	95.6	77.9	17.7	89.7	77.8	11.9
Diluted	99.6	88.8	10.8	89.7	77.8	11.9
(1) The year ended December 31, 2020 includes Ripple market development fees of $50.2 million, partially offset by related transaction and trading expenses of $11.9 million.

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended December 31,		2021 vs	Year Ended December 31,		2021 vs
	2021	2020	2020	2021	2020	2020
Money transfer revenue	$301.9	$298.1	$3.8	$1,188.3	$1,104.7	$83.6
Bill payment revenue	9.4	11.0	(1.6)	40.5	46.2	(5.7)
Total revenue	$311.3	$309.1	$2.2	$1,228.8	$1,150.9	$77.9

Cost of revenue	$170.4	$171.0	$(0.6)	$683.2	$649.3	$33.9
Gross profit	$140.9	$138.1	$2.8	$545.6	$501.6	$44.0

Money transfer revenue change, as reported	1%	4%		8%	(2)%
Money transfer revenue change, constant currency	2%	2%		6%	(2)%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended December 31,		2021 vs	Year Ended December 31,		2021 vs
	2021	2020	2020	2021	2020	2020
Money order revenue	$9.9	$10.1	$(0.2)	$40.9	$43.4	$(2.5)
Official check revenue	3.4	4.1	(0.7)	13.9	22.9	(9.0)
Total revenue	$13.3	$14.2	$(0.9)	$54.8	$66.3	$(11.5)

Investment commissions expense	$0.2	$0.3	$(0.1)	$0.9	$3.7	$(2.8)
Gross profit (1)	$13.1	$13.9	$(0.8)	$53.9	$62.6	$(8.7)
(1) In periods of extremely low interest rates, it is possible for commissions to be close to zero, resulting in abnormally high gross margin.

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended December 31,		2021 vs	Year Ended December 31,		2021 vs
	2021	2020	2020	2021	2020	2020

(Loss) income before income taxes	$3.8	$7.3	$(3.5)	$(43.6)	$6.1	$(49.7)
Interest expense	11.7	22.9	(11.2)	69.5	92.4	(22.9)
Depreciation and amortization	13.5	15.2	(1.7)	57.0	64.4	(7.4)
Signing bonus amortization	13.6	14.8	(1.2)	56.4	54.5	1.9
EBITDA	42.6	60.2	(17.6)	139.3	217.4	(78.1)

Significant items impacting EBITDA:
Legal and contingent matters	14.0	—	14.0	14.1	0.6	13.5
Stock-based, contingent and incentive compensation	2.4	1.5	0.9	7.3	6.6	0.7
Restructuring and reorganization costs	1.1	—	1.1	9.4	1.0	8.4
Compliance enhancement program	0.7	0.7	—	2.9	4.4	(1.5)
Direct monitor costs	—	2.1	(2.1)	4.9	11.0	(6.1)
Loss on early extinguishment of debt	0.2	—	0.2	44.1	—	44.1
Severance and related costs	—	0.1	(0.1)	0.2	0.3	(0.1)
Adjusted EBITDA	$61.0	$64.6	$(3.6)	$222.2	$241.3	$(19.1)

Adjusted EBITDA margin (1)	18.8%	20.0%	(1.2)%	17.3%	19.8%	(2.5)%

Adjusted EBITDA change, as reported	(6)%			(8)%
Adjusted EBITDA change, constant currency adjusted	(4)%			(12)%

Adjusted EBITDA	$61.0	$64.6	$(3.6)	$222.2	$241.3	$(19.1)
Cash payments for interest	(5.2)	(19.9)	14.7	(51.8)	(77.5)	25.7
Cash (payments) refunds for taxes, net	(5.2)	(1.5)	(3.7)	(5.7)	1.8	(7.5)
Cash payments for capital expenditures	(10.0)	(10.2)	0.2	(41.4)	(40.8)	(0.6)
Cash payments for agent signing bonuses	(9.8)	(13.7)	3.9	(36.0)	(58.7)	22.7
Adjusted Free Cash Flow	$30.8	$19.3	$11.5	$87.3	$66.1	$21.2

(1) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Amounts in millions, except per share data)	2021	2020	2021	2020

Net income (loss)	$4.2	$7.3	$(37.9)	$(7.9)
Total adjustments (1)	18.4	4.4	82.9	23.9
Tax impacts of adjustments (2)	(1.0)	(1.0)	(15.9)	(5.5)
Valuation allowance (3)	0.2	—	1.2	11.3
Adjusted net income	$21.8	$10.7	$30.3	$21.8

Diluted earnings (loss) per common share	$0.04	$0.08	$(0.42)	$(0.10)

Diluted adjustments per common share	0.18	0.04	0.76	0.38

Diluted adjusted earnings per common share	$0.22	$0.12	$0.34	$0.28

Diluted weighted-average outstanding common shares and equivalents	99.6	88.8	89.7	77.8

(1) See summary of adjustments in Table Three - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature and jurisdiction of each adjustment.
(3) Valuation allowance recorded for deferred tax assets existing at the beginning of the year.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$155.2	$196.1
Settlement assets	3,591.4	3,702.9
Property and equipment, net	133.9	148.1
Goodwill	442.2	442.2
Right-of-use assets	52.6	55.1
Other assets	101.2	129.7
Total assets	$4,476.5	$4,674.1
LIABILITIES
Payment service obligations	$3,591.4	$3,702.9
Debt, net	786.7	857.8
Pension and other postretirement benefits	67.1	74.5
Lease liabilities	56.3	59.1
Accounts payable and other liabilities	160.0	216.8
Total liabilities	4,661.5	4,911.1
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value, 162,500,000 shares authorized, 92,305,011 and 72,530,770 shares issued, 90,725,982 and 72,517,539 shares outstanding at December 31, 2021 and December 31, 2020, respectively	0.9	0.7
Additional paid-in capital	1,400.3	1,296.0
Retained loss	(1,513.4)	(1,475.3)
Accumulated other comprehensive loss	(62.8)	(58.4)
Treasury stock: 1,579,029 and 13,231 shares at December 31, 2021 and December 31, 2020, respectively	(10.0)	—
Total stockholders’ deficit	(185.0)	(237.0)
Total liabilities and stockholders' deficit	$4,476.5	$4,674.1

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
(Amounts in millions)	2021	2020(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37.9)	$(7.9)
Adjustments to reconcile net loss to net cash provided by operating activities:	75.0	104.7
Net cash provided by operating activities	37.1	96.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(41.4)	(40.8)
Proceeds from available-for-sale investments	0.8	0.7
Purchases of interest-bearing investments	(768.0)	(541.6)
Proceeds from interest-bearing investments	766.6	537.1
Purchase of equity investments	(5.0)	—
Sale of equity investments	2.5	—
Net cash (used in) provided by investing activities	(44.5)	(44.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Transaction costs for issuance and amendment of debt	(6.6)	—
Proceeds from issuance of debt	807.8	—
Principal payments on debt	(905.9)	(6.5)
Prepayment call premium	(16.5)	—
Proceeds from revolving credit facility	—	23.0
Payments on revolving credit facility	—	(23.0)
Change in receivables, net	124.6	(109.5)
Change in payment service obligations	(111.5)	465.9
Net proceeds from stock issuance	97.1	—
Stock repurchases	(6.2)	—
Payments to tax authorities for stock-based compensation	(3.8)	(0.7)
Net cash (used in) provided by financing activities	(21.0)	349.2
NET CHANGE IN CASH AND CASH EQUIVALENTS AND SETTLEMENT CASH AND CASH EQUIVALENTS	(28.4)	401.4
CASH AND CASH EQUIVALENTS AND SETTLEMENT CASH AND CASH EQUIVALENTS—Beginning of year	2,079.3	1,677.9
CASH AND CASH EQUIVALENTS AND SETTLEMENT CASH AND CASH EQUIVALENTS—End of year	$2,050.9	$2,079.3
(1) The Company restated its Consolidated Statements of Cash Flows presentation to include settlement cash and cash equivalents as a component of total cash and cash equivalents.